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                                Merger Bulletin

                              [Great Western Logo]

           June 4, 1997                                       Vol. 1 Number 14

          To All Employees:


                    AHMANSON WITHDRAWS ACQUISITION PROPOSAL

          Yesterday, as you know, the Delaware Chancery Court rejected Ahmanson's attempt to delay the Great Western stockholder vote on the Washington Mutual merger. Following the court's decision, Ahmanson announced today that it had withdrawn its proposal to acquire Great Western.

          The merger vote will take place as planned on June 13, and the vote could be certified that day. With stockholder approval, and regulatory approvals which are expected shortly, the WAMU merger could be completed in late June or early July. As these events occur, we are committed to informing you as quickly as possible.

          I firmly believe that the WAMU merger is good for our company, our shareholders and our employees. For many employees, there will be continued career opportunities with a strong company that has excellent prospects for long-term growth.

          But, as we know, this merger will not be pain-free, and some job losses will be unavoidable. The Change In
          Control Benefits Program is designed to provide separation benefits to eligible employees whose jobs are eliminated.

          As we go forward, we will share with you the specific plans for the integration of the two companies as they are developed.

          You can all take pride in your ability to conduct business better than usual in recent months under sometimes stressful circumstances. I know I am proud of your performance, which actually improved, according to first quarter results. I thank each of you for doing a top-rate job in a challenging business environment.

          /s/ John F. Maher

          John F. Maher
          President and Chief Executive

          Published by Corporate Communications -- Great Western -- N 11 36 -- 9200 Oakdale Avenue, Chatsworth, CA